SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                        SELECTIVE INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

               -----------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------
          3)   Filing Party:

               -----------------------------------------------------------------
          4)   Date Filed:

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



[LOGO]   SELECTIVE    Selective Insurance Group, Inc.
                      40 Wantage Avenue
                      Branchville, New Jersey 07890
                      973-948-3000
                      http://www.selective.com


Gregory E. Murphy
Chairman, President
and Chief Executive Officer


March 30, 2001



Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company's 2001 Annual Meeting of Stockholders to be held on Friday, May 4, 2001, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, are enclosed with this letter.

Whether you own a few or many shares of stock and whether you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete and file your proxy either by mail, electronically or by telephone as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.

Warmest regards,

/s/ Gregory E. Murphy

Gregory E. Murphy

[LOGO]   SELECTIVE    Selective Insurance Group, Inc.
                      40 Wantage Avenue
                      Branchville, New Jersey 07890
                      973-948-3000
                      http://www.selective.com


                       NOTICE OF ANNUAL MEETING TO BE HELD
                                   May 4, 2001


TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the "Company") will be held on Friday, May 4, 2001, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1.   To elect four directors for a term of three years each.

2. To transact such other and further business, if any, as properly may be brought before the meeting.

The Board of Directors has fixed the close of business on March 15, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

Once again, you may choose to vote your shares by using a toll-free telephone number or the Internet, as described on the proxy card. You may also mark, sign, date, and mail your proxy in the envelope provided, which requires no postage if mailed in the United States. We encourage you to complete and file your proxy by accessing the World Wide Web or by using a touch-tone telephone if these options are available to you.

The method by which you decide to vote will not limit your right to revoke your proxy or to vote in person at the Annual Meeting should you later decide to attend the Annual Meeting in person.

By order of the Board of Directors,

/s/ Michele Nieroda Schumacher

Michele Nieroda Schumacher
Assistant Vice President,
Corporate Secretary
and Corporate Counsel



Dated: March 30, 2001

                         Selective Insurance Group, Inc.
                                40 Wantage Avenue
                          Branchville, New Jersey 07890

                                 March 30, 2001

                                 PROXY STATEMENT

                                 General Matters

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 4, 2001, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

The Company has retained Georgeson Shareholder Communications, Inc. for a fee of $7,500 to aid in solicitation of proxies by mail, telephone, and personal contact. The costs of the solicitation will be borne by the Company.

In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to their principals.

On March 15, 2001, which is the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 25,175,407 shares of common stock, $2.00 par value ("Common Stock"). This is the Company's only issued and outstanding class of voting stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about March 30, 2001, to all stockholders of record as of the record date. Under New Jersey law and the Company's By-Laws, each share of Common Stock outstanding as of the record date is entitled to one vote at the Annual Meeting of Stockholders. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors, abstentions and broker nonvotes are included in determining whether a quorum is present. Under New Jersey law, directors are elected by a plurality of votes cast. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld. Each matter submitted to the stockholders at the Annual Meeting requires the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker nonvotes are not counted in tabulating the number of votes cast on matters submitted to the stockholders.

The only persons or groups which were known by the Company as of March 15, 2001 to be the beneficial owners of more than 5% of the Company's outstanding Common Stock are listed below:


                                        Amount of Nature of
Name and Address of Beneficial Owner    Beneficial Ownership   Percent of Class
------------------------------------    --------------------   ----------------

Dimensional Fund Advisors, Inc.(1)          1,741,000               6.9%
1299 Ocean Avenue, 11th floor
Santa Monica, CA 90401

Commerce Insurance Company(2)               1,782,500               7.1%
211 Main Street
Webster, MA  01570

(1) Dimensional Fund Advisors, Inc., a registered investment advisor and a Delaware corporation, filed a Schedule 13G dated December 31, 2000, with the Securities and Exchange Commission which states that it is a registered investment advisor and furnishes investment advice to four registered investment companies and that it serves as investment manager to certain other commingled group trusts and separate accounts; and that in its capacity as investment advisor or manager that, at December 31, 2000, it had the power to vote and/or investment power over the 1,741,000 shares. The Schedule 13G also indicates that Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such securities.

(2) Commerce Insurance Company, a Massachusetts property and casualty insurance company, filed a 13G dated January 24, 2001, with the Securities and Exchange Commission which states that at December 31, 2000, it had the power to vote 1,782,500 shares.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except the matters set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Duly executed proxies that contain no instructions to the contrary will be voted FOR the election of the four nominees named herein as directors of the Company.

The Annual Report to Stockholders for the fiscal year ending December 31, 2000, is being provided to all stockholders of record as of the close of business on March 15, 2001 together with this Proxy Statement.

                                   HOW TO VOTE

Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of three ways:

(1) By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

(2) By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

(3) By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and/or Internet access charges from your service providers.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies to vote on your behalf in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting may be offered to stockholders whose shares are held by banks and brokers.

                         CHANGING OR REVOKING YOUR VOTE

You may revoke your proxy by giving proper written notice of revocation to the Secretary of the Company before your proxy is exercised. You may change your vote at any time before the proxy is exercised. Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, May 3, 2001 will be the one counted. You may also change your vote by voting in person at the annual meeting.

                            I. ELECTION OF DIRECTORS
                                (Item 1 on Proxy)

The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and the By-Laws provide that the number of directors of the Company shall not be less than seven nor more than twenty, such number within the minimum and maximum limitations shall be fixed from time to time by a resolution approved by a majority of the whole Board of Directors. As provided in the Certificate, the Board of Directors is divided into three classes, equal or nearly as equal as possible, so that directors serve staggered three-year terms.

The Board has nominated C. Edward Herder, Gregory E. Murphy, William M. Rue and Thomas D. Sayles, Jr. for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 2004. All such persons are currently directors and were previously elected by stockholders.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, which the Board of Directors does not presently expect, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. None of the nominees for director is related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

                                    NOMINEES

The following information is set forth with respect to the four nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 2004.


Names of                      Positions and Offices in Company and Business
Directors                     Experience
----------------------        ----------------------------------------------

C. Edward Herder, CPCU        President, Chester H. Herder & Son, Inc., since
  Age: 65                     1959; Chairman, Herder Tarricone Associates, 1994
  Director since: 1978        to 1996, general insurance agencies.
  Term to expire: 2004

Gregory E. Murphy             Chairman, President and Chief Executive Officer of
  Age: 45                     the Company, since May 2000; President and Chief
  Director since: 1997        Executive Officer of the Company, May 1999 to May
  Term to expire: 2004        2000; President and Chief Operating Officer of the
                              Company, 1997 to May 1999; Senior Vice President and Chief Financial Officer of the Company, 1995 to 1997; Senior Vice President, Finance of the
                              Company, 1994 to 1995; Director, Newton Memorial
                              Hospital Foundation, Inc. since September 1999.

William M. Rue, CPCU          President, Chas. E. Rue & Son, Inc. T/A Rue
  Age: 53                     Insurance, since 1987; Director, 1st Constitution
  Director since: 1977        Bank.
  Term to expire: 2004

Thomas D. Sayles, Jr.         Retired; Trustee, Drew University, since 1984;
  Age: 69                     Chairman, The Summit Bancorporation, 1994 to 1996;
  Director since: 1988        Chairman and Chief Executive Officer, The Summit
  Term to expire: 2004        Bancorporation, 1974 to 1994.


                              CONTINUING DIRECTORS

The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.

Names of                      Positions and Offices in Company and Business
Directors                     Experience
-----------                   -----------------------------------------------

Paul D. Bauer                 Retired; Formerly Executive Vice President and
  Age: 57                     Chief Financial Officer of Tops Markets, Inc.;
  Director since: 1998        Director, R P Adams Co., since 1996; Director,
  Term to expire: 2002        IMC, Inc., 1995 to 2000; Vice-Chairman, Catholic
                              Health Systems of Western New York, since 1998;
                              Chairman of the Board, D'Youville College; Board
                              Member of the Buffalo Intercity Scholarship
                              Opportunity Network.

A. David Brown                Managing Director, Whitehead Mann Pendelton James,
  Age: 58                     since 1997; Managing Vice President, Korn/Ferry
  Director since: 1996        International, executive recruiting, 1994 to 1997;
  Term to expire: 2003        served in various executive positions with R.H.
                              Macy & Co., Inc., 1968 to 1994; Director, the Zale
                              Corporation; Director, The Sports Authority, Inc.

William A. Dolan, II          Attorney, Of Counsel to Michael C. Gaus, Esq.,
  Age: 69                     since 1998; Of Counsel, Kelly, Gaus & Holub, 1994
  Director since: 1988        to 1998; Director since 1982 and Chairman of the
  Term to expire: 2002        Board, 1988 to 1996, High Point Financial
                              Corporation.

Names of                      Positions and Offices in Company and Business
Directors                     Experience
-----------                   -----------------------------------------------

William C. Gray, D.V.M.       Retired; Veterinarian and President, Newton
  Age: 71                     Veterinary Hospital, Inc., 1960 to 1997; Director,
  Director since: 1992        Newton Financial Corp. and Newton Trust Company.
  Term to expire: 2002

William M. Kearns, Jr.        President, W.M. Kearns & Co., Inc., a private
  Age: 65                     investment company, since 1994; Vice Chairman,
  Director since: 1975        Keefe Managers, Inc., money management since 1998;
  Term to expire: 2003        Director, Transitor Devices, Inc., since 1991;
                              Director, Malibu Entertainment Worldwide, Inc., since 1995; Senior Advisor to Proudfoot
                              Consulting, PLC, since 1996; Trustee of EQ
                              Advisors Trust (Equitable Life Assurance Society of the U.S.), since 1997; Director, Marine
                              Transport Corporation, since 1989.

Joan M. Lamm-Tennant, Ph.D.   Senior Vice President, General Reinsurance
  Age: 48                     Corporation, since 1996; Professor of Finance,
  Director since: 1993        Villanova University, since 1988; Thomas G.
  Term to expire: 2002        Labreque Endowed Chair in Business, since 1999.

S. Griffin McClellan III      Consultant since 1994.
  Age: 63
  Director since: 1980
  Term to expire: 2003


J. Brian Thebault             Chairman and Chief Executive Officer, L.P.
  Age: 49                     Thebault Company, graphic communications, since
  Director since: 1996        1998; President and Chief Executive Officer, L.P.
  Term to expire: 2003        Thebault Company, 1985 to 1998.

                        EXECUTIVE OFFICERS OF THE COMPANY


As of March 15, 2001, the executive officers of the Company were:

Gregory E. Murphy             age 45      Chairman, President and Chief Executive Officer.*

James W. Coleman, Jr.         age 42      Executive  Vice  President,  Diversified  Insurance  Services,
                                          since July 1999;  Senior Vice  President,  Strategic  Business
                                          Units,  since May 1996;  Vice President,  Personal Lines
                                          Strategic Business Unit, May 1994 to May 1996.

Richard F. Connell            age 55      Executive Vice President and Chief Information Officer since
                                          August 2000.

Thornton R. Land              age 60      Executive Vice President,  Administration,  and General Counsel,
                                          since May 1993.

Jamie Ochiltree, III          age 48      Executive Vice President, Insurance Operations, since July 1999;
                                          Executive Vice President, Branch and Field Operations, since
                                          1997; Senior Vice President, Branch and Field Operations, 1994
                                          to 1996.

Robert P. Rank                age 59      Senior Vice President and Chief Investment Officer, since
                                          December 1993.

Dale A. Thatcher              age 39      Senior Vice President and Chief Financial Officer since
                                          April 2000.

Ronald J. Zaleski             age 46      Senior  Vice  President  and Chief  Actuary,  since  February
                                          2000;  Vice President and Chief Actuary, since September 1999.

All terms of office are for a one-year period.

*See additional information about Mr. Murphy on page 3.

                    STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of February 20, 2001, certain information with respect to shares of Common Stock beneficially owned by (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table below; and (iii) all of the Company's directors and executive officers as a group:

                                       Number of Shares
                                       Beneficially Owned           Options            Total shares
Name                                   (excluding options)          Exercisable(1)     Beneficially Owned*
--------------------------             -------------------          --------------     -------------------
Paul D. Bauer                               7,480                      6,000                 13,480

A. David Brown                              7,302                     15,000                 22,302

James W. Coleman, Jr.                      45,032                     59,513                104,545

William A Dolan, II                        25,748(2)                  24,000                 49,748

William C. Gray, D.V.M.                    34,886                     27,000                 61,886

C. Edward Herder, CPCU                     72,120(3)                  27,000                 99,120

William M. Kearns, Jr.                     62,128                     27,000                 89,128

Joan M. Lamm-Tennant, Ph.D                 11,306                     21,000                 32,306

Thornton R. Land                          108,044                    131,076                239,120

S. Griffin McClellan III                   21,174(4)                  24,000                 45,174

Gregory E. Murphy                         121,529(5)                  97,420                218,949

Jamie Ochiltree, III                       75,590                     72,876                148,466

William M. Rue, CPCU                      252,977(6)                  27,000                279,977**

Thomas D. Sayles, Jr.                      40,499                     27,000                 67,499

J. Brian Thebault                          11,392                     15,000                 26,392

Ronald J. Zaleski                          12,500                     13,000                 25,500

All directors and executive officers
  as a group (19 persons)                 959,235                    674,085              1,633,320***
---------------------------------------------------------------------------------------------------------

* The amount of shares beneficially owned by each of the above-named directors and officers, except Mr. Rue, is less than 1.0% of the Common Stock outstanding.

** The total number of shares of beneficially owned by Mr. Rue is equal to 1.1% of the Common Stock outstanding.

*** The total number of shares of Common Stock beneficially owned by the directors and executive officers as a group represents 6.4% of the Common Stock outstanding.

(1) Includes shares under options exercisable on February 20, 2001 and options which become exercisable within 60 days thereafter.

(2) Includes 2,100 shares held by wife of which Mr. Dolan disclaims beneficial ownership.

(3)  Includes the following:
     (a)  14,689 shares held by wife.
     (b) 3,300 shares held by The Hand Income Trust. Mr. Herder and his wife are the co-trustees of the Trust and disclaim beneficial ownership of these shares.

(4) Includes 2,000 shares held by wife of which Mr. McClellan disclaims beneficial ownership.

(5) Includes 1,327 and 874 shares held in custody for daughter and in custody for son, respectively.

(6)  Includes the following:
     (a) 16,159 shares held by Chas. E. Rue & Sons, Inc., a general insurance agency of which Mr. Rue is President and owner of more than a 5% equity interest. (See page 18 of this statement.)
     (b) 13,132 shares held by daughter, of which Mr. Rue disclaims beneficial ownership.
     (c) 11,648 shares held by son, of which Mr. Rue disclaims beneficial ownership.
     (d) 12,181 and 12,307 shares held in trust for son and trust for daughter, respectively.
     (e) 990 shares held by wife, of which Mr. Rue disclaims beneficial ownership.
     (f) 36,000 shares held by Mr. Rue and First Union Bank. Mr. Rue is co-trustee with First Union for shares held on behalf of son and daughter.

                            COMPENSATION OF DIRECTORS

During 2000, nonemployee directors, consisting of all directors other than Mr. Murphy, received directors' fees in shares of Common Stock pursuant to the Stock Compensation Plan for Nonemployee Directors (the "Stock Plan"). Under the Stock Plan, each nonemployee director annually receives shares of Common Stock having a fair market value equal to an amount of compensation fixed annually by the Board of Directors. Shares are issued quarterly on January 1, April 1, July 1 and October 1 of each year. For 2000, such annual compensation was fixed at $38,000, and each nonemployee director who did not elect to defer his or her compensation was issued a total of 2,171 shares of Common Stock pursuant to the Stock Plan. Under the Stock Plan, each nonemployee director may elect on or before December 20 of each year to defer the receipt of shares of Common Stock, and any dividends accrued with interest thereon, to a specified future year, the attainment of age 70 or termination of services as a director. Messrs. Bauer, Brown, Dolan, Sayles, Thebault and Ms. Lamm-Tennant elected to defer their 2000 compensation under the Stock Plan.

The Stock Compensation Plan for Nonemployee Directors was amended effective January 1, 2001 so that the directors are permitted to elect to receive up to 50% of their compensation under the Stock Plan in cash for each calendar year. Each nonemployee director must elect on or before December 20 of each year how his/her compensation for the following year will be paid. For 2001, such annual compensation has been fixed at $38,000.

The Board of Directors terminated the Directors' Plan (the retirement plan for directors) on December 31, 1997. In connection therewith, the present value of the future benefits of each eligible nonemployee director was determined to be fully vested as of December 31, 1997. Such benefits were converted into units, with each such unit having a value equal to the fair market value of a share of Common Stock on December 31, 1997. Each unit accrues an amount equal to the dividends on a share of Common Stock, as and when declared by the Board of Directors and paid by the Company, which amount is deemed reinvested in additional units in the same manner as dividends are reinvested in shares of Common Stock under the Company's dividend reinvestment plan for stockholders. The value of each unit fluctuates with the value of the Company's Common Stock. Each participating director will become entitled to receive the value of his or her units in cash, either in a lump sum or in installments over 15 years, upon termination of his or her service as a director. In the event of a director's termination of service as a director following a "change in control" of the Company (as defined in Board resolutions terminating the Directors' Plan) the director will be immediately entitled to receive the value of his or her units in cash, either in a lump sum or in installments over a period of five years. Any units which are unpaid at the time of the director's death shall be payable in cash to a surviving spouse or estate, as the case may be. Retired Directors or their surviving spouses who were receiving benefits under the Directors' Plan at the time of its termination will continue to receive benefits in accordance with the terms of the Directors' Plan as in effect at the time the benefits commenced.

The Company has a Stock Option Plan for Directors (the "Option Plan") for nonemployee directors. Under the Option Plan, each eligible director automatically receives an option to purchase 3,000 shares of Common Stock on March 1 of each year. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under options granted pursuant to the Option Plan is 850,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the fair market value of a share of Common Stock on the date such option is granted and is payable in cash or in Common Stock of the Company. Any option granted under the Plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. Options granted under the plan are nontransferable, except by will or by laws of descent and distribution. In the event of an optionee's death or disability, an option may be exercised, in whole or in part, by the optionee's executor, administrator, guardian, or legal representative in accordance with the terms of such option. On March 1, 2000, options to purchase 3,000 shares of Common Stock were granted to each eligible director at an exercise price of $15.2340 per share, the fair market value on that date.

                      COMMITTEES OF THE BOARD OF DIRECTORS
                                    Salary &
Board Member                      Audit      Directors      Employee Benefits
--------------------------        -----      ---------      -----------------
Paul D. Bauer                       X
-------------------------------------------------------------------------------
A. David Brown                                   X                  C
-------------------------------------------------------------------------------
William A Dolan, II                 X                               X
-------------------------------------------------------------------------------
William C. Gray, D.V.M.                          X
-------------------------------------------------------------------------------
C. Edward Herder, CPCU                                              X
-------------------------------------------------------------------------------
William M. Kearns, Jr                            X
-------------------------------------------------------------------------------
Joan M. Lamm-Tennant, Ph.D           X
-------------------------------------------------------------------------------
S. Griffin McClellan III                                            X
-------------------------------------------------------------------------------
Gregory E. Murphy * (1)
-------------------------------------------------------------------------------
William M. Rue, CPCU                             C
-------------------------------------------------------------------------------
Thomas D. Sayles, Jr.               C            X
-------------------------------------------------------------------------------
J. Brian Thebault (1)
-------------------------------------------------------------------------------
Total meetings held in 2000         4            2                  4

Total number of Board meetings during 2000:  4

C   Chairperson
*   Chairman of the Board
(1) Messrs. Murphy and Thebault serve on other Committees of the Board of Directors.
--------------------------------------------------------------------------------

Audit: Receives and examines the Auditors' Report, meets with the auditors, and accesses the books and vouchers of the Company, as necessary. Considers the adequacy of internal controls, confers with the officers of the Company, and reports to the Board on its findings.

Directors: Seeks and reviews qualified candidates for directorships and makes recommendations to the Board as to nominees for election as directors. This committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. In order to receive consideration, all such recommendations must be in writing addressed to the Chairman of the Committee on Directors, c/o the Secretary of the Company, 40 Wantage Avenue, Branchville, New Jersey 07890. Such recommendations must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and such recommendation, and be received by the Secretary no later than January 1 preceding the Annual Meeting of Stockholders for which such person's election is recommended.

Salary and Employee Benefits: Evaluates the performance of certain officers of the Company and its subsidiaries and makes recommendations to the Board as to salary adjustments. Continuously evaluates employee benefits and makes recommendations to the Board in connection with these benefits. Functions as the Compensation Committee, which administers the Company's stock option plans, and as the Trustees of the Retirement Savings Plan and the Retirement Income Plan.

                     ATTENDANCE OF BOARD MEMBERS AT MEETINGS

All Board members attended 75% or more of the aggregate number of meetings of the Board and of the meetings of Committees on which they served.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, no executive officer of the Company served on the compensation committee of another entity or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company's review of Forms 3, 4, and 5 and written representations submitted to the Company during and with respect to the fiscal year ended December 31, 2000, all statements of transactions of beneficial ownership required to be filed by directors and officers of the Company with the Securities and Exchange Commission were timely filed.

Amendments to the October 2000 Forms 4 filed on behalf of Messrs. Dolan, Herder, Kearns, McClellan, Rue and Sayles and amendments to the December 2000 Forms 4 filed on behalf of Messrs. Land and Murphy were filed to reflect the total number of shares beneficially owned.

Amendments to the November 2000 Forms 4 filed on behalf of Messrs. Herder, Kearns, Murphy, Rue and Sayles were filed to reflect the exercise of the options in Table II. The acquisition of Common Stock upon option exercises as reported on the original Forms 4 were reported only in Table I.

An amendment to the December 2000 Form 4 filed on behalf of C. Edward Herder was filed to report his indirect ownership of shares acquired by the Hand Income Trust, of which Mr. Herder is co-trustee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ending December 31, 2000, 1999, and 1998, the compensation, paid or accrued for those years, to the Chairman, President and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers during fiscal year 2000. (See footnote 1.)

                                                                                             Long-Term Compensation
                                                                                             ----------------------
                                              Annual Compensation                                    Awards
                              -------------------------------------------                    ----------------------
Name                                                                            Other                     Securities   All Other
and                                                                             Annual       Restricted   Underlying   Compen-
Principal                                                                       Compen-      Stock        Options/     sation(4)
Position                       Year         Salary ($)(1)     Bonus ($)(2)      sation       Awards($)(3) SARs (#)     ($)
---------                     -----         -------------     ------------      -------      -----------  ----------   ----------
Gregory E. Murphy (5,6)        2000           471,154                --            --        229,688        10,000      13,569
Chairman, President and        1999           393,885                --            --        164,250        12,000      11,825
Chief Executive Officer        1998           331,731           120,000            --        265,000            --      10,345

James W. Coleman, Jr. (5,6)    2000           227,923                --            --        114,844         7,500       7,643
Executive Vice President       1999           185,185                --            --        109,500            --       6,791
                               1998           172,062            60,000            --        212,000         7,500       5,682

Thornton R. Land (5,6)         2000           238,739                --            --         91,875         6,000       5,250
Executive Vice President       1999           222,938                --            --        110,820 (7)        --       5,000
and General Counsel            1998           222,087            60,000            --        212,000 (7)        --       5,000

Jamie Ochiltree, III (5,6)     2000           262,346                --            --        114,844         7,500      14,649
Executive Vice President       1999           215,469                --            --        109,500            --      13,346
                               1998           204,323            60,000            --        212,000         7,500      13,313

Ronald J. Zaleski (5)          2000           228,846                --         65,029(8)     45,938         4,000       3,773
Senior Vice President          1999            57,885 (9)        25,000            --         47,345         2,000       1,458
and Chief Actuary              1998                --                --            --             --            --          --

                     FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The executive officers received cash compensation only from the Company's subsidiary, Selective Insurance Company of America ("SICA"), which company also provides the employee benefit plans in which such executive officers participate.

(2) Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The "Bonus" amounts for 1998 indicate the amounts awarded to Messrs. Murphy, Coleman, Land and Ochiltree as Annual Cash Incentive Payments. There were no Annual Cash Incentive Payments made for 1999 or 2000. See the "Report of the Company's Salary and Employee Benefits Committee" set forth in this Proxy Statement. The bonus amount for 1999 for Mr. Zaleski indicates the amount paid to him as a condition of accepting employment with the Company.

(3) The aggregate value of restricted stock awards at the end of 2000 was $1,067,000 for Mr. Murphy, $763,875 for Mr. Coleman, $363,750 for Mr. Land, $763,875 for Mr. Ochiltree, and $133,375 for Mr. Zaleski, excluding Phantom Stock awards granted to Mr. Land. See footnote 7 below. At the end of 2000, the aggregate number of restricted shares held by Mr. Murphy, 44,000; by Mr. Coleman, 31,500; by Mr. Land 15,000; by Mr. Ochiltree 31,500; and by Mr. Zaleski, 5,500. The restricted stock awards were made under the Company's Stock Option Plan II under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals. The value of the restricted stock awards shown in this footnote is based on the closing market price per share of Common Stock on December 29, 2000 of $24.25. The values set forth in the table for Messrs. Murphy, Coleman, Land and Ochiltree are based on the closing price on the date of each of the grants, which was:
     $26.50, $18.25 and $15.3125 on February 4, 1998, February 2, 1999, and
     February 3, 2000, respectively. The values set forth in the table for Mr. Zaleski are based on the closing price on the date of each of the grants, which was $18.938 and $15.3125 on November 2, 1999 and February 3, 2000, respectively.

(4) The amounts in "All Other Compensation" include Company contributions under the Company's Retirement Savings Plan for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. The Company contributions reflected in the table above for 2000 are $5,250 for Messrs. Murphy, Coleman, Land, and Ochiltree, and $3,733 for Mr. Zaleski. In addition, for Messrs. Murphy, Coleman and Ochiltree, the amounts for 2000 in the "All Other Compensation" column also include $8,319,

     $2,393, and $9,399, respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. The amount for 1999 in the "All Other Compensation" for Mr. Zaleski includes $218 for relocation expenses. For additional information relating to such indebtedness, see "Interest of Management and Others in Certain Transactions" set forth in this Proxy Statement.

(5) Messrs. Murphy, Coleman, Land, Ochiltree, and Zaleski have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. The agreement for Mr. Murphy is automatically renewable for successive one-year terms each August unless prior written notice of nonrenewal is given. Mr. Coleman's agreement is automatically renewable for successive one-year terms each May unless prior written notice of nonrenewal is given. The agreement for Mr. Land is automatically renewable for successive one-year terms each September unless prior written notice of nonrenewal is given. Mr. Ochiltree's agreement is automatically renewable for successive one-year terms each October unless prior written notice of nonrenewal is given. Mr. Zaleski's agreement is effective September 27, 1999 through September 27, 2002 and is automatically renewable for successive one-year terms each September unless prior written notice of non-renewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer's employment is terminated (as defined in the agreement) after a Change in Control occurs, other than (i) due to the executive officer's death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive would constitute a "parachute payment" (as defined in Section 280G(b) of the Code), the Company shall pay to the executive officer on a net after-tax basis the greater of (1) the payments and benefits due to the executive officer reduced in order of priority and amount as executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code or (2) payments and benefits due to the executive officer, plus an amount in cash equal to (x) the amount of such "excess parachute payments" multiplied by (y) twenty (20%) percent. The Company has guaranteed SICA's performance of all its obligations under the termination agreements.

(6) Under an employment agreement with SICA effective August 1, 1995, amended May 1, 1998 and amended May 2, 2000, and in effect through August 1, 2001, Mr. Murphy receives an annual base salary of not less than $475,000 through August 1, 2001. Under an employment agreement with SICA dated May 2, 1997, amended May 2, 2000, and in effect through May 2, 2003, Mr. Coleman receives an annual base salary of not less than $230,000 through May 2, 2003. Under an employment agreement with SICA effective September 1, 1996, amended effective September 1, 1999 and in effect through September 1, 2001, Mr. Land receives an annual base salary of not less than $240,000 through September 1, 2001. Under an employment agreement with SICA effective October 31, 1995, amended October 31, 1998 and amended May 2, 2000, and in effect through October 31, 2001, Mr. Ochiltree receives an annual base salary of not less than $265,000 through October 31, 2001.

(7) Mr. Land was granted 8,000 units of Phantom Stock on February 4, 1998 and 6,000 units of Phantom Stock on February 2, 1999 in lieu of grants of Restricted Stock. The Phantom Stock Units are valued with reference to the fair market value of Selective Common Stock and will accrue amounts equivalent to dividends which will also be converted into Phantom Stock Units based on the fair market value of Selective Common Stock on the applicable dividend reinvestment dates. The accumulated value of the Phantom Stock Units will be paid to Mr. Land in cash upon retirement, based on the value of Selective's Common Stock on the last day of his employment. The value of Phantom Stock Units set forth in the table on page 9 is based on the closing market price per share of Common Stock on February 4, 1998 and February 2, 1999, of $26.50 and $18.47, respectively.

(8)  Mr. Zaleski received this amount from the Company for relocation expenses.

(9) This amount represents Mr. Zaleski's compensation from September 27, 1999, which is the date he commenced employment with the Company, through the end of 1999.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table contains information concerning the grant of stock options and tandem stock appreciation rights ("SARs") under the Company's Stock Option Plan II ("Plan") to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table.

                      Option/SAR Grants in Last Fiscal Year

                                                        Individual Grants                              Grant Date Value
                          --------------------------------------------------------------------------   ----------------
                              Number of         % of
                              Securities        Total Options/
                              Underlying        SARs Granted      Exercise
                              Options/SARs      to Employees      or Base                              Grant Date
Name                          Granted(1)(#)     in Fiscal Year    Price ($/Sh)(2)    Expiration Date   Present Value($)(3)
---------------------         -------------     --------------    ---------------    ---------------   -------------------
Gregory E. Murphy               10,000              8.33            15.188             02/03/10             39,323
James W. Coleman, Jr.            7,500              6.25            15.188             02/03/10             29,492
Thornton R. Land                 6,000              5.00            15.188             02/03/10             23,594
Jamie Ochiltree, III             7,500              6.25            15.188             02/03/10             29,492
Ronald J. Zaleski                4,000              3.33            15.188             02/03/10             15,729

(1) The Plan permits the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If a SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of a SAR, payment will be made by the Company in stock, cash, or some combination thereof, as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 2000 has SARs attached. Under the terms of the Plan, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

(2) The options set forth in the table above were granted on February 3, 2000 at an exercise price equal to the fair market value of a share of Common Stock at such date and were immediately exercisable.

(3) The Black-Scholes option pricing method has been used to calculate the present value as of the date of grant and it is not intended to forecast appreciation, if any, of the Company's stock price. The present value as of the date of the grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, expected life of the options, dividend yield and stock price volatility. The risk free interest rate is based on a zero coupon US Government Issue with the same terms and issue date as the specified option grant. The volatility is based on an estimate of the future price variability of Selective Insurance Group, Inc. (SIGI) stock for a term commensurate with the expected life of the option. There is no assurance that these assumptions will prove to be true in the future. Listed below are the various assumptions that were made with regard to the grants:


                       Exercise Price             $15.188
                   Risk Free Interest Rate          6.6%
                         Expected Life of Option 7 Years
                       Dividend Yield               3.4%
                    Expected Volatility              23%

                      OPTION AND SAR EXERCISES AND HOLDINGS

The following table sets forth information with respect to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the last fiscal year:

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                                                                 Value of
                                                                      Number of                  Unexercised
                                                                      Securities Underlying      In-the-Money
                                                                      Unexercised                Options/SARs
                                                                      Options/SARs at            at Fiscal
                                                                      Fiscal Year-End (#)(1);    Year-End ($)(2);
                                                                      -----------------------    ----------------
                          Shares Acquired                             Exercisable/               Exercisable/
Name                      on Exercise (#)       Value realized ($)    Unexercisable              Unexercisable
-----                     ---------------       ------------------    ----------------------     -----------------
Gregory E. Murphy             4,000                  $52,502                90,200/                     663,407/
                                                                                 0                            0
James W. Coleman, Jr.            --                       --                59,300/                     407,115/
                                                                                 0                            0
Thornton R. Land                 --                       --               124,076/                   1,245,644/
                                                                                 0                            0
Jamie Ochiltree, III             --                       --                65,876/                     435,185/
                                                                                 0                            0
Ronald J. Zaleski                --                       --                 6,000/                      47,248/
                                                                                 0                            0

(1) The number of securities underlying unexercised options at the end of 2000 included options with tandem SARs granted under the Company's former stock option plan for employees, which plan expired November 5, 1992.

(2) The value of unexercised in-the-money options is based on the closing market price per share of Common Stock on December 29, 2000 of $24.25, less the option exercise price per share.

                                  PENSION PLANS

The following table illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits. As of December 31, 2000 the Chairman, President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Murphy, 19 years; Mr. Land, 14 years; Mr. Ochiltree, 5 years; Mr. Coleman, 17 years and Mr. Zaleski, no credited service.

                                                                PENSION PLAN TABLE(1)
                                                                  Years of Service
Remuneration             5               15                20               25                30                35
------------          ----------------------------------------------------------------------------------------------
125,000               12,500            37,500           50,000            62,500            75,000           87,500
150,000               15,000            45,000           60,000            75,000            90,000          105,000
175,000               17,500            52,500           70,000            87,500           105,000          122,500
200,000               20,000            60,000           80,000           100,000           120,000          140,000
225,000               22,500            67,500           90,000           112,500           135,000          157,500
250,000               25,000            75,000          100,000           125,000           150,000          175,000
300,000               30,000            90,000          120,000           150,000           180,000          210,000
400,000               40,000           120,000          160,000           200,000           240,000          280,000
450,000               45,000           135,000          180,000           225,000           270,000          315,000
500,000               50,000           150,000          200,000           250,000           300,000          350,000

(1) The Company maintains a noncontributory Retirement Income Plan integrated with Social Security benefits. This pension plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e. only the "Salary" column of the Summary Compensation Table. Monthly plan benefits are computed at the rate of 2% of average monthly compensation for the 60 months out of the most recent 120 months of employment for which the employee's compensation is the highest multiplied by the number of years of credited service, less an offset for Social Security benefits, calculated as 1 3/7% of the participant's Social Security income in effect on January 1 of the year of retirement multiplied by the number of years of credited service. If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse's consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.

                  REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                     SALARY AND EMPLOYEE BENEFITS COMMITTEE

The Salary and Employee Benefits Committee (the "Committee") of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the positions and performances of the executive officers. The Committee's decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company's employee benefit plans, which are made solely by the Committee in order for such plans to satisfy the administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code. The Committee consists of Messrs. Brown (Chairman), Dolan, Herder, and McClellan, all of whom are nonemployee directors, within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m). For purposes of this report, the term "Company" means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives by combining a base salary component with annual bonus and long-term incentive components. The levels of annual total compensation for executive officers (including the executive officers named in the foregoing tables) are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, identified by the Company using external surveys as being similar in size and scope to the Company, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. This comparison group of companies in the insurance industry is smaller and more diverse than the group comprising the Company's peer group for purposes of the performance graph set forth on page 17 in this Proxy Statement.

After determining the level of compensation for each executive officer as compared with his or her counterparts in the identified industry group, the Committee weighs the executive officer's performance and level of responsibility and considers such executive officer's contribution to the financial and other goals of the Company. The goals and objectives are established in advance and may relate to the executive officer's performance, the Company's performance, or both. Among the criteria used in determining base salaries are: (i) the Company's financial performance compared to its performance in the prior year, including the Company's combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee, taking into account the evaluation of such person by the Chief Executive Officer; and (iii) such officer's ability to develop personnel within the areas of his or her responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation. As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets a minimum of four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers' compensation, cash payments under the Company's Annual Cash Incentive Plan may be earned. Specific performance-related goals are established for each executive officer at the beginning of the fiscal year after discussions between such executive officer and the Chief Executive Officer (and with respect to the Chief Executive Officer between the Chief Executive Officer and the Committee) to determine the nature and extent of such goals. These individual goals relate to specific business, departmental or management objectives that support specific corporate goals established for the fiscal year. In 2000, corporate goals included improving the combined ratio and increasing premium growth. If both individual and corporate goals are achieved for the year, the executive officer may earn the percentage of salary specified in the Annual Cash Incentive Plan for such officer's position as an annual incentive.

In February 2001, the Committee reviewed each executive officer's performance evaluation, the recommendations of the Chief Executive Officer as to the achievement of the individual performance-related goals and the Company's performance for 2000 using the criteria described above. Based upon the Company's performance for 2000 and the Annual Cash Incentive Plan percentage guidelines, the Committee determined that no annual cash incentives would be awarded for the year ended December 31, 2000, to any employee, including the Company's executive officers.

The two forms of executive officers' long-term incentive compensation are stock options (with or without tandem stock appreciation rights) and stock grants under the Company's Stock Option Plan II (the "Plan"). The Committee believes that stock ownership by management encourages management to enhance stockholder value. Stock options (with or without tan-dem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company's Common Stock over a ten-year period at the fair market value per share on the date of grant. Generally, the Committee grants options to executive officers based on individual merit, taking into account, among other things, the performance evaluations of such executive officers by the Chief Executive Officer. The number of options granted at any given time is also determined, in part, by the executive officer's level of responsibility (i.e., more options are given to employees and executives in positions of greater responsibility), and the date of the last option grant to such person. In recent years, the Company has generally granted options on an annual basis, but options are not necessarily granted annually to each executive officer. Grants of stock also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees, in addition to or in substitution for options or stock appreciation rights. Some grants are subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion. In 2000, grants of restricted stock under the Plan were made to all executive officers. All restricted stock grants to executive officers are subject to a four-year vesting period and the attainment of various predetermined corporate financial goals, such as return on equity or cumulative earnings, during the vesting period.

On February 3, 2000, the Committee granted Mr. Murphy 15,000 restricted shares of the Company's Common Stock under Stock Option Plan II. The shares vest four years after the grant and are subject to the achievement of predetermined corporate performance goals, including fiscal year return on average equity during the vesting period. On the same date, the Committee granted Mr. Murphy a non-qualified stock option to purchase 3,416 shares of the Company's common stock at an exercise price of grant of $15.188 per share, and an incentive stock option to purchase 6,584 shares of the Company's common stock at an exercise price at the market value on the date of grant of $15.188 per share.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee's basis for determining the compensation of the Chief Executive Officer has been substantially the same as those referred to above with respect to the Company's other executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company's identified comparison group, but Mr. Murphy's base salary for 2000 was affected by his performance in the prior year and the Company's performance in the prior year, as compared to the peer group as described below. Mr. Murphy is also eligible to participate in the same employee benefit plans available to the other executive officers of the Company.

No Compensation Committee interlocks or insider participation in compensation decisions occurred during the fiscal year ended December 31, 2000.

Submitted by the Salary and Employee Benefits Committee of the Company's
Board of Directors: A. David Brown (Chairman), William A. Dolan, II, C. Edward Herder and S. Griffin McClellan III.

                 REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                                 AUDIT COMMITTEE

The Audit Committee (the "Committee") is comprised of four independent directors and acts under a written charter approved by the Board of Directors. A copy of the written charter is annexed to this Proxy Statement as Exhibit A. The members of the Committee are Messrs. Sayles (Chairman), Bauer and Dolan and Ms. Lamm-Tennant, each of whom is independent as defined by The National Association of Securities Dealers' independent director and audit committee listing standards for Nasdaq companies.

Management has primary responsibility for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.

In fulfilling its responsibilities, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with the independent auditors their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors:
Thomas D. Sayles, Jr. (Chairman), Paul D. Bauer, William A. Dolan, II and Joan
M. Lamm-Tennant.

                            AUDIT AND NON AUDIT FEES

The following table sets forth the aggregate fees billed to Selective Insurance Group, Inc., for the fiscal year ended December 31, 2000 by the Company's independent auditors, KPMG LLP:

                Audit Fees                         $314,500

                Financial Information
                Systems Design and
                Implementation Fees                none

                All other fees                     $81,500

The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal auditor's independence.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).

                      [GRAPH OF CUMMULATIVE TOTAL RETURNS]


CRSP Total Returns Index, for:          12/29/1995    12/31/1996    12/31/1997    12/31/1998    12/31/1999    12/29/2000
------------------------------          ----------    ----------    ----------    ----------    ----------    ----------
Selective Insurance Group, Inc.            100.0         110.6        160.9          122.9        108.3          158.0
Nasdaq Stock Market (US Companies)         100.0         123.0        150.7          212.5        394.9          237.7
NASDAQ Stocks (SIC     -      US
  Companies) Fire, Marine and
  Casualty Insurance                       100.0         108.4        164.7          140.5        105.7          137.2

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceeding trading day is used.
     D.  The index level for all series was set to $100.0 on 12/29/1995.

(1) The graph was prepared by the Center for Research in Security Prices ("CRSP"). The NASDAQ Stock Market index includes all U.S. Companies in NASDAQ and the published industry index includes 68 NASDAQ Company stocks in SIC Major Group 633 (SIC 6330-6339 U.S. fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP at the University of Chicago Graduate School of Business, 725 South Wells Street, Suite 800, Chicago, Illinois, 60637; (773) 834-4606. CRSP reweights the indices daily, using the market capitalization on the previous trading day.

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Chas. E. Rue & Sons, Inc., a general insurance agency, which received $1,192,333 in commissions during 2000 for insurance policies placed with the Company's subsidiaries. During 2000, the Company's insurance subsidiaries purchased insurance coverages with premiums of $930,943 through the agency. J. Brian Thebault, a director of the Company, is Chairman and Chief Executive Officer of L.P. Thebault Company, Inc., graphic communications, which received $82,610 during 2000 for services performed for the Company and its subsidiaries. The foregoing relationships have existed during the past fiscal year, and the Company intends to continue its relationship with Chas. E. Rue & Sons, Inc.

On December 16, 1994, Messrs. Murphy and Ochiltree, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company's Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Murphy and Ochiltree were $105,395 and $197,000, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of February 16, 2001 were $53,749 and $100,470, respectively for Messrs. Murphy and Ochiltree, respectively.

On August 7, 1998, Messrs. Murphy, Coleman and Ochiltree incurred certain indebtedness to the Company in connection with the purchase of Common Stock on the open market. Loans were made by the Company to senior management and certain other officers in order to encourage greater ownership of Common Stock. The principal amounts of such loans to Messrs. Murphy, Coleman and Ochiltree were $162,495, $83,196 and $98,799, respectively. These loans bear an annual interest rate of 2.5% and are due in 2009. Principal amounts outstanding as of February 16, 2001 were $128,371, $70,877 and $78,051 for Messrs. Murphy, Coleman and Ochiltree, respectively.

                               DATE FOR SUBMISSION
                            OF STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 2002 Annual Meeting of Stockholders (to be held on or about May 3, 2002) must submit the same in time to be received at the Company's headquarters at Branchville, New Jersey, on or before December 1, 2001, for determination of eligibility in accordance with law.

                             DISCRETIONARY AUTHORITY

A duly executed proxy given in connection with the Company's 2002 Annual Meeting of Stockholders will confer discretionary authority on the proxies named therein, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before February 15, 2002, without advice in the Company's Proxy Statement as to the nature of such matter.

                              FINANCIAL STATEMENTS
                              AND OTHER INFORMATION

Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG LLP are included in the 2000 Annual Report to Stockholders. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Senior Vice President and Chief Financial Officer, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.

                                   ACCOUNTANTS

For many years, the Company has engaged the services of KPMG LLP as its principal accountants. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.

                                                                       EXHIBIT A

                         SELECTIVE INSURANCE GROUP, INC.
                           THE AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board of Directors hereby constitutes and establishes an Audit Committee with authority, responsibility, and specific duties as described below. This document is to provide direction and guidance to govern the activities of the Audit Committee.

A.  COMPOSITION

The Committee shall be composed of three or more members elected in accordance with Corporate By-Laws, none of whom may be an officer or employee of this Corporation or any of its subsidiaries, and all of whom shall, be free from any relationship which would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand the fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise and the regulatory requirements of the insurance industry.

One of the members shall be elected Chairman of the Committee by the Board of Directors. The Chairman shall conduct and preside at each meeting of the Committee. If the Chairman is not present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

B. PURPOSE  AND SCOPE OF ACTIVITY

Responsibility

The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors and the internal auditing department.

o Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

o Monitor compliance with legal and regulatory requirements.

To provide such assurance the Committee will principally rely on its review of information obtained from the Internal Audit Director, Compliance Officer, Corporate Management and the independent auditors in the normal course.

In addition to the above responsibilities, the Audit Committee is also required to:

o Review the replacement, reassignment or dismissal of the Internal Audit Director, the Compliance Officer or the independent auditors.

o Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

o Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

o Review the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution.

Authority

In carrying out its duties, the Committee shall have broad latitude to (a) review any aspect of Corporate activity and, (b) when appropriate, direct any special investigations or reviews concerning matters relating to the Company's financial statements, internal controls, compliance with the law or business ethics. The Committee is authorized to retain at the expense of the Company, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties or to assist it in the conduct of any investigation.

The ultimate goal shall be to ensure that the Corporation's assets are adequately safeguarded and are being properly utilized to further the goals and objectives of Selective Insurance Group, Inc.

C.  MEETINGS

The Committee shall hold at least four quarterly meetings each year. The Director of Internal Audit shall furnish the Committee with copies of all audit reports and responses issued since the prior meeting. The Internal Audit Director shall prepare an agenda for each meeting of the Committee. The agenda and all materials to be reviewed at the meetings will be forwarded to the Committee prior to the scheduled meeting date. Any recommended changes to the agenda will be forwarded to the Director prior to the meeting.

Special meetings may be held at anytime deemed necessary by the Board of Directors, the Audit Committee Chairman or a majority of the Committee members. Management may request the Board or the Committee Chairman to call a special meeting of the Committee. Also, any member of the Internal Audit Department, the Compliance Officer, and the independent auditors shall have private access to the Committee as desired.

Members of the Audit Committee, the Director of Internal Audit and the Compliance Officer are expected to be present at all meetings. At each regular meeting, time shall be allowed for the Committee to have the following:

a)   A meeting with the Director of Internal Audit

b)   A meeting with Management Representatives, as deemed necessary

c) A meeting with representatives from the Legal Department, as deemed necessary

d)   A meeting with the independent auditors

The Committee meetings shall be structured to allow all employees and groups to freely discuss any subject that may be appropriate.

D.  MINUTES AND REPORTING

The Director of Internal Audit shall prepare draft minutes of each Committee Meeting and submit them for approval to the Audit Committee Chairman. These minutes shall document the activities of the meeting.

After review by the Committee Chairman, such minutes shall be distributed to all Audit Committee members and request that comments be made within a reasonable time after each meeting. These minutes shall be then finalized and sent to the Corporate Secretary for permanent filing in the minute book after approval by the Committee.

At the regular Board of Directors meeting next following a Committee meeting, the Audit Committee Chairman or Auditor shall make a full report to the Board concerning the activities and conclusions of the Audit Committee.

It shall be the responsibility of the Committee Chairman to keep the Chief Executive Officer informed promptly of the deliberations and conclusions of the Committee to the extent appropriate.

E.  REVIEW OF THE INDEPENDENT AUDITORS

The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

The Committee will approve the fees and other significant compensation to be paid to the independent auditors.

The Committee, in association with the Director of Internal Audit, will review the annual audit plan and engagement letter.

F. REVIEW OF THE INTERNAL AUDIT AND COMPLIANCE DEPARTMENT

The Committee will review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department. The review includes a review of all internal audit reports, and management's responses to the reports. The Committee is also responsible to review the appointment or dismissal of the Director of Internal Audit and Compliance officer.

G. REVIEW OF COMMITTEE PROCEDURES AND THIS CHARTER

The Committee shall review its procedures and this Charter at least annually. The Charter should be submitted to the Board of Directors for approval at least every three years in accordance with SEC regulation.

Annually, the Committee will prepare a report to shareholders as required by the SEC which should be included in the Company's annual Proxy Statement.

H.  CONCLUSION

The Audit Committee is an oversight committee and is responsible to the Board of Directors and the Stockholders of the Corporation to perform its duties as set forth in this Charter. It may be appropriate for the Committee to make recommendations to Management from time to time concerning operations or Subjects for review and study. It is not the function of the Committee to act in a managerial capacity.

[LOGO]   SELECTIVE    Selective Insurance Group, Inc.
                      40 Wantage Avenue
                      Branchville, New Jersey 07890
                      973-948-3000
                      http://www.selective.com

                        SELECTIVE INSURANCE GROUP, INC.
             Proxy Solicited on Behalf of the Board of Directors of
               Selective Insurance Group, Inc. for Annual Meeting
                          of Stockholders, May 4, 2001

P The undersigned, a stockholder of Selective Insurance Group, Inc. (the "Company") hereby constitutes and appoints Paul D. Bauer, William A. Dolan, II and Joan M. Lamm-Tennant, and/or any one or more of them
R (with full power of substitution and the full power to act without the others or other), the Proxy Committee to vote the stock of Selective Insurance Group, Inc. registered in the name of the undersigned at the
O Annual Meeting of Stockholders of the Company to be held on Friday, May 4, 2001 at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any
X adjournment thereof, for the Election of Directors to be held at said meeting, and upon such other matters as may properly come before the meeting, hereby granting to said Proxy Committee, or any member
Y thereof, full power and authority to act for and vote in the name of the undersigned with full power of substitution.

                Election of Directors
                Nominees for Terms Expiring 2004:
            01. C.Edward Herder
            02. Gregory E.Murphy
            03. William M.Rue
            04. Thomas D.Sayles, Jr.

         Specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this Proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot.
                                                                     SEE REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                           9061
/X/             Please mark your
                votes as in this
                example.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Election of Directors.
--------------------------------------------------------------------------------
                     FOR     WITHHELD
1. Election of                              2.  In their discretion upon such
   Directors.        / /        / /             other matters as may properly
   (see reverse)                                come before the meeting.

For, except vote withheld from the
following nominee(s):


--------------------------------------------




SIGNATURE(S)                                                  DATE
            -------------------------------------------------     --------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      In signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                              ----------------------------------
                                              Please mark, sign, date and return
                                              this Proxy promptly using the
                                              enclosed envelope.
                                              ----------------------------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE





             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

  VOTE BY TELEPHONE           VOTE BY INTERNET               VOTE BY MAIL
Call TOLL-FREE using a       Access the WEBSITE         Return your proxy in the
  Touch Tone phone           and cast your vote              POSTAGE-PAID
   1-877-PRX-VOTE        http://www.eproxyvote.com/sigi    envelope provided.
   1-877-779-8683

Your telephone or Internet vote must be received by midnight eastern time on May 3, 2001 to be counted in the final tabulation.

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-877-779-8683 using a Touch-Tone phone. You will be prompted to enter your voter control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website http://www.eproxyvote.com/sigi. You will be prompted to enter your voter control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Selective Insurance Group, Inc. c/o First Chicago Trust Co., a Division of EquiServe, P.O. Box 8079, Edison NJ 08818-9353.

TO CHANGE YOUR VOTE
You may revoke your proxy by giving proper written notice of revocation to the Secretary of the Company before your proxy is exercised. Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, May 3, 2001 will be the one counted. You may also change your vote by voting in person at the annual meeting.